                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                        THE GENERAL CHEMICAL GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                        THE GENERAL CHEMICAL GROUP INC.
                                  Liberty Lane
                          Hampton, New Hampshire 03842

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 8, 2002

                            ------------------------

To Stockholders of The General Chemical Group Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The General Chemical Group Inc. (the "Company") will be held at the Mellon Bank Building, 8 West Loockerman Street, Dover, Delaware on Wednesday, May 8, 2002 at 9:30 a.m., local time, for the following purposes:

          1. To elect six Directors of the Company, each for a one-year term;

          2. To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the current fiscal year; and

          3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Holders of record of the Company's Common Stock and Class B Common Stock at the close of business on March 22, 2002 are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ Todd M. DuChene

                                          TODD M. DUCHENE
                                          Secretary

Hampton, New Hampshire
April 12, 2002

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                        THE GENERAL CHEMICAL GROUP INC.

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                PROXY STATEMENT
                            ------------------------
                                                                  April 12, 2002

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The General Chemical Group Inc., a Delaware corporation ("General Chemical Group" or the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Mellon Bank Building, 8 West Loockerman Street, Dover, Delaware, May 8, 2002 at 9:30 a.m., local time, and any adjournment thereof. This proxy statement and the related proxy card, together with the Company's Annual Report to Stockholders for the year ended December 31, 2001, were first mailed by the Company on or about April 12, 2002 to stockholders of record as of March 22, 2002.

     All proxies in the enclosed form that are properly executed and returned to the Company will be voted at the Annual Meeting or any adjournment thereof in accordance with the specifications thereon, or, if no specification is made, will be voted FOR approval of the proposal and FOR election of each of the nominees for director set forth in the Notice of Annual Meeting of Stockholders. A previously returned proxy may be revoked by any stockholder who attends the Annual Meeting and gives oral notice of his or her intention to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Annual Meeting by delivering a written revocation or a duly executed proxy bearing a later date to the Secretary of the Company at Liberty Lane, Hampton, New Hampshire 03842.

     A proxy may confer discretionary authority to vote with respect to any matter presented at the Annual Meeting, except as set forth in the proxy and except for matters proposed by a stockholder who notifies the Company not later than the close of business on the tenth day following the day on which such stockholder's Notice of Annual Meeting of Stockholders was mailed by the Company. At the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

     The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interview, telephone, telegraph or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on March 22, 2002 and will provide reimbursement for the cost of forwarding the material in accordance with customary charges.

               RECORD DATE, VOTING RIGHTS AND OUTSTANDING SHARES

     Holders of record of shares of Common Stock and Class B Common Stock of the Company at the close of business on March 22, 2002, are entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock and Class B Common Stock vote together as a single class. Holders of Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share, both with respect to matters properly presented at the Annual Meeting. A stockholder list will be available for examination by stockholders at the Annual Meeting and at the office of the Company at Liberty Lane, Hampton, New Hampshire 03842, during ordinary business hours during the ten-day period prior to the Annual Meeting for any purpose germane to the meeting.

     On March 22, 2002, there were 3,174,332 shares of Common Stock and 700,639 shares of Class B Common Stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of a majority of the shares entitled to vote, present in person or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 22, 2002 certain information concerning each person believed to be a beneficial owner of more than 5% of Common Stock and Class B Common Stock and beneficial ownership by each nominee, director, named executive officer and all directors and officers as a group.

                                                                               SHARES OF   PERCENT OF
                                                                                CLASS B     CLASS B
                                          SHARES OF            PERCENT OF       COMMON       COMMON
NAME OF BENEFICIAL OWNER                 COMMON STOCK        COMMON STOCK(1)   STOCK(2)      STOCK
------------------------                 ------------        ---------------   ---------   ----------
Paul M. Montrone.......................   2,015,075(3)(4)          52.0         700,639(4)   100.0
Paul M. Meister........................     244,082(3)(5)           6.3          82,914(5)    11.8
1996 GRAT..............................     206,812(4)              5.3          82,914(4)    11.8
Gabelli Asset Management Inc...........     358,726(6)(7)           9.3              --         --
Rubicon Value Ventures, L.P............     164,190(8)(9)           4.2
DeLyle W. Bloomquist...................      11,373(3)(10)            *              --         --
Philip E. Beekman......................      18,235(3)(11)(12)          *            --         --
Gerald J. Lewis........................       8,500(3)(11)(12)          *            --         --
Joseph M. Volpe........................       6,500(3)(11)(13)          *            --         --
John M. Kehoe, Jr......................      13,017(3)(14)            *              --         --
David S. Graziosi......................       1,400(3)(15)            *              --         --
All Directors and executive officers
  As a group (8 persons)...............   2,111,370(16)            53.6%        700,639        100

---------------

  *  Less than 1%

 (1) The percentage ownership of Common Stock has been calculated assuming the conversion of all outstanding shares of Class B Common Stock. Percentage figures are based on 3,874,971 shares.

 (2) Holders of Class B Common Stock may convert each share of Class B Common Stock at any time and from time to time into one fully-paid and nonassessable share of Common Stock.

 (3) The address for all directors and executive officers is c/o The General Chemical Group Inc., Liberty Lane, Hampton, NH 03842.

 (4) Includes 238,409 shares of Common Stock and 338,642 shares of Class B Common Stock held directly by Mr. Montrone; 5,310 shares of Common Stock held directly by Sandra G. Montrone, the wife of Mr. Montrone; 531 shares of Common Stock held by a family trust; 123,898 shares of Common Stock and 82,914 shares of Class B Common Stock held by a grantor retained annuity trust formed in 1996 (the "1996 GRAT"); 121,230 shares of Common Stock and 22,936 shares of Class B Common Stock and held by a grantor retained annuity trust formed in March 1999 (the "1999 GRAT"); 100,000 shares of Common Stock held by Sewall Associates Family, L.P., a limited partnership under which Mr. and Mrs. Montrone are general partners and Mr. Montrone and a grantor-retained annuity trust formed in January 2000 (the "2000 GRAT") are the limited partners; and 725,058 shares of Common Stock and 256,147 shares of Class B Common Stock held by PMM GCG Investment LLC of which Bayberry Trust is the sole member (Mrs. Montrone is the trustee of Bayberry Trust). Mrs. Montrone and Paul M. Meister are the co-trustees of the

     1996 GRAT. By virtue of her position as trustee, Mrs. Montrone may be deemed the beneficial owner of all shares held by the 1996 GRAT. Mr. and Mrs. Montrone are co-trustees of the 1999 GRAT, and by virtue of their position as co-trustees, each of Mr. and Mrs. Montrone may be deemed the beneficial owners of all shares held by the 1999 GRAT. The address for Mr. and Mrs. Montrone and each of the GRATs is c/o The General Chemical Group Inc., Liberty Lane, Hampton, NH 03842.

     Does not include 10,000 shares of Common Stock held by a charitable foundation, of which Mr. Montrone is a director and Mrs. Montrone is a director and officer. By virtue of their positions with the charitable foundation, Mr. and Mrs. Montrone may be deemed to be beneficial owners of the shares of Common Stock held by the charitable foundation. Mr. and Ms. Montrone disclaim any beneficial ownership of the 10,000 shares of Common Stock held by the charitable foundation.

     The shares of Common Stock and Class B Common Stock beneficially owned by Mr. Montrone represent 81.73% of the combined voting power of the outstanding shares of the voting stock.

     Pursuant to a registration rights agreement with General Chemical Group, Mr. Montrone and his family trusts may request, at any time prior to April 2004, the registration of their shares of Common Stock (including shares of Common Stock received upon the conversion of any Class B Common Stock) for sale under the Securities Act of 1933. The Company is required to accept up to three such requests for registration and, in addition, to include the shares of Mr. Montrone and his family trusts in a proposed registration of shares of Common Stock under the Securities Act in connection with the sale of shares of Common Stock by the Company or any other stockholder of the Company. The Company will be responsible for the expenses of any registration of shares of Mr. Montrone and his family trusts effected under the registration rights agreement, other than brokerage and underwriting commissions and taxes relating to the sale of the shares.

 (5) Includes 24,000 shares of Common Stock issuable upon the exercise of options within 60 days of March 22, 2002; 11,770 shares of Common Stock owned by Mr. Meister directly; an aggregate of 1,500 restricted units granted pursuant to the Company's Restricted Unit Plan (as defined below). Also includes 123,898 shares of Common Stock and 82,914 shares of Class B Common Stock held by the 1996 GRAT. By virtue of his status as co-trustee of the 1996 GRAT, Mr. Meister may be deemed to beneficially own the shares held by the 1996 GRAT. Mr. Meister expressly disclaims beneficial ownership of such shares.

 (6) The address of Gabelli Asset Management Inc. ("Gabelli") is One Corporate Center, Rye, NY 10580-1435.

 (7) The information presented is based solely upon Amendment No. 4 to Schedule 13D filing made with the Securities and Exchange Commission ("SEC") by Gabelli on November 23, 2001. According to the Schedule 13D filing, Gabelli possesses sole voting power and sole dispositive power over 358,726 shares of Common Stock. The percentage ownership of Common Stock for Gabelli prior to the conversion of all outstanding shares of Class B Common Stock into Common Stock would be 11.3%.

 (8) The address of Rubicon Value Ventures, L.P. ("Rubicon Value") is 237 Park Avenue, Suite 800, New York, NY 10017.

 (9) The information presented is based solely on an Amendment No. 1 to Schedule 13G filing made with the SEC by Rubicon and its affiliate Rubicon Partners, L.P. ("Rubicon Partners" and, together with Rubicon Value, "Rubicon") on February 6, 2002. According to the Schedule 13G filing, Rubicon possesses sole voting and sole dispositive power over 164,190 shares of Common Stock. The percentage ownership of Common Stock for Rubicon prior to the conversion of all outstanding shares of Class B Common Stock into Common Stock would be 5.2%.

(10) Includes 6,173 Shares of Common Stock held by Mr. Bloomquist directly, and 5,200 shares of Common Stock issuable upon the exercise of options within 60 days of March 22, 2002.

(11) Includes 500 restricted units granted pursuant to the Company's Restricted Unit Plan for Non-Employee Directors. Pursuant to this plan, twenty-five % of the restricted units and related Dividend Equivalents (as defined in the plan) vest for each year of service as a non-employee director. Except as otherwise provided in the plan, vested restricted units are payable when the grantee ceases to be a director of the Company.

(12) Includes options to purchase 8,000 shares of Common Stock.

(13) Includes options to purchase 6,000 shares of Common Stock.

(14) Includes 12,000 shares of Common Stock issuable upon the exercise of options within 60 days of March 22, 2002 and 1,017 shares held directly by Mr. Kehoe.

(15) Includes 500 shares of Common Stock held by Mr. Graziosi directly and 900 shares of Common Stock issuable upon the exercise of options within 60 days of March 22, 2002.

(16) Includes 1,343,631 shares of Common Stock, 700,639 shares of Class B Stock, 1,500 restricted units granted pursuant to the Company's Restricted Unit Plan which have become vested, 1,500 restricted units granted pursuant to the Company's Restricted Unit Plan for Non-Employee Directors, which vest according to the schedule described in footnote 11 above, and 64,100 shares of Common Stock issuable upon the exercise of options within 60 days of March 22, 2002.

                             ELECTION OF DIRECTORS

     The Board of Directors of The General Chemical Group Inc. (the "Board") consists of Paul M. Montrone (Chairman), Paul M. Meister (Vice Chairman), Philip
E. Beekman, John M. Kehoe, Jr., Gerald J. Lewis and Joseph M. Volpe. Mr. Montrone has been a director of the Company since 1988. Messrs. Meister, Beekman and Lewis have been directors of the Company since 1996 and Messrs. Kehoe and Volpe have been directors of the Company since April 1999.

     Upon recommendation of the Nominating Committee (as defined below), the Board has nominated for election as directors at the Annual Meeting Messrs. Paul
M. Montrone, Paul M. Meister, Philip E. Beekman, John M. Kehoe, Jr., Gerald J. Lewis and Joseph M. Volpe, each of whom is currently a director whose term expires at the Annual Meeting. If elected, the nominees will serve for a one-year term expiring in 2003. Management does not contemplate that the nominees will be unable to serve, but in that event, proxies solicited hereby will be voted for the election of such other person as may be recommended by the Board in place of such nominee.

     The affirmative vote of a plurality of the votes cast is required to elect the directors. Abstentions from voting on this proposal (and broker non-votes) will have no effect on the outcome of the vote. Mr. Montrone and the Montrone family trusts and entities, as described in note 4 to the table under "Security Ownership of Certain Beneficial Owners and Management," have indicated that they intend to vote for the nominees for election as directors. It is expected, therefore, that the nominees for director will be elected regardless of the vote by other stockholders.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS.

     Information about the nominees for election as directors, including biographical and employment information, is set forth below.

NOMINEES FOR ELECTION AS DIRECTORS (ALL FOR A TERM EXPIRING IN 2003)

     Paul M. Montrone, 60, Chairman of the Board, has been a Director of the Company since 1988 and was President of the Company from 1987 to 1994. Mr. Montrone has been Chairman of the Board and Chief Executive Officer of Fisher Scientific International Inc. ("Fisher") (healthcare laboratory products) since March 1998, Chief Executive Officer and a director of Fisher from prior to 1997 to March 1998, and President from prior to 1997 until 1998. Mr. Montrone is also a director of GenTek Inc. (Chairman).

     Paul M. Meister, 49, has been Vice Chairman of the Board since 1998 and has been a director of the Company since 1996. Mr. Meister has been Vice Chairman of the Board of Fisher since March 2001 and was Vice Chairman of the Board, Executive Vice President and Chief Financial Officer of Fisher from March 1998 to February 2001. From prior to 1997 to March 1998, Mr. Meister was Senior Vice President and Chief Financial Officer of Fisher. Mr. Meister is also a director of Mineral Technologies Inc., M&F Worldwide Corp. and GenTek Inc. (Vice Chairman).

     Philip E. Beekman, 70, has been a director of the Company since 1996. Mr. Beekman has been President of Owl Hollow Enterprises (consulting and investment) since prior to 1997. Mr. Beekman is also a director of Linens 'n Things Inc., Kendle International Inc. and Sunbeam Corporation.

     John M. Kehoe, Jr., 68, has been a director, President and Chief Executive Officer of the Company since April 1999. Mr. Kehoe served as President and Chief Executive Officer of Wheelabrator Technologies Inc. (energy and environmental services) since prior to 1997 to 1999.

     Gerald J. Lewis, 68, has been a director of the Company since 1996. Judge Lewis has been Chairman of Lawsuit Resolution Services since 1997, and was of counsel to the law firm of Latham & Watkins from prior to 1996 to 1997. Judge Lewis is also a director of Invesco Mutual Funds.

     Joseph M. Volpe, 61, has been a director of the Company since April 1999. Mr. Volpe has been General Manager of The Metropolitan Opera since prior to 1997.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Section 16 reporting persons"), to file with the SEC and the New York Stock Exchange initial reports of beneficial ownership and reports of changes in beneficial ownership of such equity securities of the Company. Section 16 reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and on written representations that no other reports were required, during the fiscal year ended December 31, 2001, the
Section 16 reporting persons complied with all Section 16(a) filing requirements applicable to them.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     The Board met four times during 2001. Each of the members of the Board attended all of the meetings of the Board and all the meetings of the Board Committees on which he served. The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. During 2001, the Audit Committee and Compensation Committee met two times and the Nominating Committee met one time.

     Audit Committee. The Audit Committee of the Board consists of Messrs. Beekman, Lewis and Volpe, with Judge Lewis serving as Chairman. Each member of the Audit Committee is "independent" within the meaning of the New York Stock Exchange rules pertaining to such matters and, as a result, no member has any relationship with the Company that may interfere with the exercise of his independence from the Company and the Company's management.

     On March 8, 2000 the Board adopted a new charter for the Audit Committee (the "Charter"). The Charter contains the Committee's mandate, membership requirements, and duties and obligations. The Committee reviewed the Charter in March 2002 to determine its adequacy and will review the Charter annually and, if appropriate, recommend revisions to the Board. A copy of the Charter is attached to this Proxy Statement as Annex I. Under the Charter, the Audit Committee is responsible, among other tasks, for recommending the firm to be appointed as independent auditors to audit the Company's financial statements and to perform services related to the audit; reviewing with management and the independent auditors the Company's year-end operating results; considering the adequacy of the internal accounting and control procedures of the Company; reviewing the non-audit services to be performed by the independent auditors, if any; and considering the effect of such performance on the auditor's independence.

     Compensation Committee. The Compensation Committee of the Board consists of Messrs. Beekman, Meister and Volpe, with Mr. Beekman serving as Chairman. It is responsible for reviewing and recommending compensation arrangements for directors and officers; approving such arrangements for other senior level employees; administering certain benefit and compensation plans of the Company and its subsidiaries; monitoring the activities of an internal committee of members of management established to carry out policies and guidelines with respect to such plans; and performing such other tasks related to and in furtherance of the foregoing as it may consider necessary or appropriate or as may be assigned to it by the Board from time to time.

     Nominating Committee. The Nominating Committee of the Board consists of all members of the Board, with Mr. Montrone serving as Chairman. It is responsible for nominating persons for election to the Board. The Nominating Committee will consider nominees properly recommended by stockholders. The By-Laws of the Company prescribe an advance notice procedure with regard to the nomination, other than by or at the direction of the Board or a committee thereof, of candidates for election as directors (the "Nomination Procedure").

     The Nomination Procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the By-Laws. The Company's By-Laws provide that any stockholder of record wishing to nominate candidates for election as directors must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-Laws, to the Company at its principal executive office, not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"), provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed and received by, the Company at its principal executive office not later than the close of business on the later of (a) the 75th day prior to the scheduled date of such annual meeting or (b) the 15th day following the day on which public announcement of the date of such annual meeting is first made by the Company. If the inspectors of election determine that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director. Stockholder recommendations may be sent to the Nominating Committee, c/o Secretary, The General Chemical Group Inc., Liberty Lane, Hampton, NH 03842.

                           REPORT OF AUDIT COMMITTEE

     During the past year, the Audit Committee has, among other activities, (i) reviewed and discussed with management the Company's audited annual financial statements for the fiscal year ended December 31, 2001 and interim quarterly results, (ii) discussed with Deloitte & Touche LLP, the Company's independent auditors, the matters required to be discussed by American Institute of Certified Public Accountants Auditing Standards Board Statements on Auditing Standards No. 61 ("Communications with Audit Committees"), and (iii) considered the independence of Deloitte & Touche LLP, by having discussions with representatives of Deloitte & Touche LLP and receiving a letter from them including disclosures required by the Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"). On the basis of the above, the Audit Committee has recommended to the Board that the Company's audited financial statements for the fiscal year ended December 31, 2001 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                                          The Audit Committee
                                          Of the Board of Directors
                                          Gerald J. Lewis, Chairman
                                          Philip E. Beekman
                                          Joseph M. Volpe

                           COMPENSATION OF DIRECTORS

     The non-employee directors of General Chemical Group are entitled to receive cash compensation and compensation pursuant to the plans described below.

     Cash Compensation. Non-employee directors of the Company (other than Messrs. Montrone and Meister) receive compensation of $40,000 per year, with no additional fees for attendance at Board or committee meetings. Pursuant to the Deferred Compensation Plan for Non-Employee Directors of The General Chemical Group Inc., any director entitled to compensation may elect, generally prior to the commencement of any calendar year, to have all or any portion of the director's compensation for such calendar year and for succeeding calendar years credited to a deferred compensation account. Amounts credited to the director's account will accrue interest based upon the average quoted rate for ten-year U.S. Treasury Notes. Deferred amounts will be paid in a lump sum or in installments at the director's discretion commencing on the first business day of the calendar year following the year in which the director ceases to serve on the Company's Board or of a later calendar year specified by such director.

     Retirement Plan for Non-Employee Directors. Pursuant to the Retirement Plan for Non-Employee Directors of The General Chemical Group Inc., any non-employee director who retires from the Board with at least five years of service as a director (other than Messrs. Montrone and Meister) is eligible for an annual retirement benefit for the remainder of such director's lifetime. The annual retirement benefit for a director who retires with five years of service is equal to 50% of the director fee in effect at the date of the director's retirement and for directors with more than five years of service the annual retirement benefit is increased by 10% of the director fee in effect at the date of such director's retirement for each additional year of service, up to 100% of such fee for 10 or more years of service as a director or for directors who retire after age 70 regardless of length of service.

     Restricted Unit Plan for Non-Employee Directors. Pursuant to the Restricted Unit Plan for Non-Employee Directors of The General Chemical Group Inc., each non-employee director of the Company (other than Messrs. Montrone and Meister), upon becoming a director of the Company, receives a one-time grant of 5,000 restricted units under the Restricted Unit Plan for Non-Employee Directors evidencing a right to receive shares of Common Stock, subject to certain restrictions. The Company will maintain a memorandum account for each director who received the grant of restricted units and credit to such account the amount of any cash dividends and shares of stock of any subsidiary distributed on the shares of Common Stock ("Dividend Equivalents") underlying such director's restricted units from the date of grant until the payment date described below. No shares of Common Stock will be issued at the time restricted units are granted, and the Company will not be required to set aside a fund for any such grant or for amounts credited to the memorandum account. Pursuant to the terms of the plan neither the restricted units nor the memorandum account may be sold, assigned, pledged or otherwise disposed of. Twenty-five percent of the restricted units and the related Dividend Equivalents will vest for each year of service as a director of the Company. Vested restricted units and the related Dividend Equivalents will not be payable until the director ceases to be a member of the Company's Board. At that time, the director will receive one share of Common Stock for each vested restricted unit, provided that a director may elect, prior to the date on which restricted units vest, to have payment deferred to a later date. Any restricted units and related Dividend Equivalents that have not vested at the time the director ceases to be a director of the Company will be cancelled unless service has terminated because of death or disability, in which event all such restricted units and related Dividend Equivalents will vest immediately. When payment of restricted units is made, eligible non-employee directors will also receive cash and securities equal to the related Dividend Equivalents, together with interest on the cash based upon the average quoted rate for ten-year U.S. Treasury Notes. In the event of a stock dividend, stock split, recapitalization, merger, liquidation or similar event, the Board, in its sole discretion, may make equitable adjustments in outstanding awards and the number of shares of Common Stock reserved for issuance under the plan.

COMPENSATION OF EXECUTIVE OFFICERS AND KEY EMPLOYEES

                         I. SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation paid to the President and Chief Executive Officer and each of the Company's two other executive officers or key employees (the "Named Executives") for services in all capacities to General Chemical Group and its subsidiaries during or with respect to 1999, 2000 and 2001. The Company did not have any other executive officers or key employees.

                                                                   LONG TERM
                                                   ANNUAL         COMPENSATION
                                                COMPENSATION         AWARDS
                                              -----------------   ------------
                                                                   SECURITIES
NAME AND PRINCIPAL                            SALARY     BONUS     UNDERLYING        ALL OTHER
POSITION                               YEAR     ($)       ($)      OPTIONS(#)    COMPENSATION($)(1)
------------------                     ----   -------   -------   ------------   ------------------
John M. Kehoe, Jr.(2)................  2001   187,500   150,000           0                 0
  President and                        2000   187,500   125,000      20,000                 0
  Chief Executive Officer              1999   142,300   187,000           0                 0
DeLyle W. Bloomquist.................  2001   240,000   200,000           0            23,000
  Vice President and                   2000   225,000   125,000       2,000            23,000
  Chief Operating Officer              1999   225,000   150,000       1,000            23,000
David S. Graziosi(3).................  2001   160,000   140,000           0             5,000
  Vice President and                   2000   120,000    80,000       1,500             4,000
  Chief Financial Officer

---------------

(1) Amounts listed in this column reflect the Company's contributions to the Company's Savings and Profit Sharing Plan and Supplemental Savings Plan.

(2) Mr. Kehoe joined the Company in April 1999.

(3) Mr. Graziosi joined the Company in March 2000.

                     II.  OPTION GRANTS IN LAST FISCAL YEAR

     There were no stock option grants to the Named Executives during 2001.

             III.  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table includes information for each Named Executive with regard to the aggregate number of stock options held on December 31, 2001. No stock options were exercised by the Named Executives in 2001.

                                                        NUMBER OF SECURITIES
                                                             UNDERLYING               VALUE OF UNEXERCISED
                                                       UNEXERCISED OPTIONS AT             IN-THE-MONEY
                           SHARES                            12/31/01(#)            OPTIONS AT 12/31/01($)(1)
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
                          EXERCISE     REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                         -----------   -----------   -----------   -------------   -----------   -------------
John M. Kehoe, Jr. ....         --            --        6,000         14,000            0              0
DeLyle W. Bloomquist...         --            --        3,450          3,550            0              0
David S. Graziosi......         --            --          450          1,050            0              0

---------------

(1) The exercise price of all options granted to the Named Executives exceeded the fair market value of the underlying securities on December 31, 2001. The closing price of General Chemical Group securities on December 31, 2001 was $3.35 per share.

PENSION PLANS

     The General Chemical Industrial Products Inc. Salaried Employee's Pension Plan (the "Pension Plan") is a defined benefit plan that generally benefits full-time, salaried employees. A participating employee's annual retirement benefit is determined by the employee's credited service under the Pension Plan and average annual earnings during the five years of the final ten years of service credited under the Pension Plan for which such employee's earnings were highest. Annual earnings include principally salary, overtime and short-term incentive compensation. The Pension Plan provides that a participating employee's right to receive benefits under the Pension Plan becomes fully vested after five years of service. Under the Pension Plan, benefits are adjusted by a portion of the social security benefits received by participants. Under this formula, the average recognized compensation under the Pension Plan for each of the Named Executives as of December 31, 2001 was: Mr. Kehoe, $375,000 Mr. Bloomquist, $369,000 and Mr. Graziosi, $240,000.

     In addition, the Named Executives participate in an unfunded nonqualified excess benefit plan which pays benefits which would otherwise accrue in accordance with the provisions of the Pension Plan, but which are not payable under the Pension Plan by reason of certain benefit limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code").

     The table below indicates the estimated maximum annual retirement benefit a hypothetical participant would be entitled to receive under the Pension Plan and the excess benefit plan (without regard to benefit limitations imposed by the Code) before any deduction for social security benefits if the retirement occurred December 31, 2001, at the age of 65, after the indicated number of years of credited service and if average annual earnings equaled the amounts indicated.

  AVERAGE                            YEARS OF CREDITED SERVICE(2)
  ANNUAL      --------------------------------------------------------------------------
EARNINGS(1)   5 YEARS    10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
-----------   --------   --------   --------   --------   --------   --------   --------
$  200,000    $ 20,000   $ 40,000   $ 60,000   $ 80,000   $100,000   $100,000   $105,000
   250,000      25,000     50,000     75,000    100,000    125,000    125,000    131,250
   300,000      30,000     60,000     90,000    120,000    150,000    150,000    157,500
   400,000      40,000     80,000    120,000    160,000    200,000    200,000    210,000
   500,000      50,000    100,000    150,000    200,000    250,000    250,000    262,500
   600,000      60,000    120,000    180,000    240,000    300,000    300,000    315,000
   700,000      70,000    140,000    210,000    280,000    350,000    350,000    367,500
   800,000      80,000    160,000    240,000    320,000    400,000    400,000    420,000
   900,000      90,000    180,000    270,000    360,000    450,000    450,000    472,500
 1,000,000     100,000    200,000    300,000    400,000    500,000    500,000    525,000

---------------

(1) Compensation qualifying as annual earnings under the Pension Plan approximate the amounts set forth as Salary and Bonus in the Summary Compensation table for the individuals listed on such table.

(2) The number of years of credited service under the Pension Plan for Messrs. Kehoe, Bloomquist and Graziosi is approximately 3, 12, and 3, respectively.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Company's compensation program is administered by the Compensation Committee of the Board (the "Committee") which has responsibility for reviewing all aspects of compensation paid by the Company to its executive officers. The Committee's primary objectives with respect to executive compensation are to attract and retain the best possible executive talent, incentivize these executives to achieve General Chemical Group's business objectives, and strengthen the link between management and shareholder interests. To achieve these objectives, the Committee expects to retain those compensation plans that tie a substantial portion of an executive's overall compensation to General Chemical Group's performance.

     The principal elements of General Chemical Group's executive compensation program consist of base salaries and incentive variable compensation in the form of annual bonus, stock options and other long-term compensation awards. The policies of the Compensation Committee with respect to the base salary and incentive compensation awarded to the Company's senior executives, including Mr. Kehoe, the Company's President and Chief Executive Officer, are discussed below.

     Base Salaries. The initial base salaries for executive officers are determined by the Compensation Committee based on its evaluation of the responsibilities of the position held by the executive, as well as the executive's business experience, past performance and anticipated contributions to the Company's future success.

     Salary adjustments are based on a periodic evaluation of the performance of the Company and of each executive officer. The Compensation Committee will take into consideration in the case of each executive officer the scope of his or her responsibilities, time commitments, financial results, product quality improvements, regulatory compliance, new business development and any other applicable factors.

     Annual Incentive Compensation. Pursuant to the terms of General Chemical Group's Performance Plan, annual cash incentive awards are payable to the extent that annual Company and individual business performance objectives specified by the Committee are attained. Company and individual performance objectives may be based on Company-wide or operating unit performance in the following areas: earnings per share, revenues, operating cash flow, operating earnings, working capital to sales ratio and return on capital, the level of individual contribution to the success of the Company, and compensation opportunities under other General Chemical Group incentive plans. Based on the performance of the Company in 2001, Mr. Kehoe was awarded a bonus of $150,000 for 2001.

     Long-Term Incentive Compensation. The Committee expects to endeavor to foster an ownership culture that encourages superior performance by General Chemical Group's executive officers and employees through the use of stock-based compensation plans designed to increase stock ownership throughout the Company. However, during 2001, the Committee did not award options to purchase shares to employees or executive officers. The Committee in its discretion will determine subsequent awards.

     Compliance with Section 162(m). The Compensation Committee believes that, unless circumstances warrant an exception, General Chemical Group should only pay compensation to its executive officers in excess of $1 million if such excess amount is performance-based compensation exempt from the limit on deductibility of such compensation under Section 162(m) of the Code.

                                   The Compensation Committee
                                   of the Board of Directors

                                   Philip E. Beekman, Chairman
                                   Paul M. Meister
                                   Joseph Volpe

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 2001, there were no interlocking relationships existing between the Company's Board of Directors or compensation committee of any other company.

                             PERFORMANCE COMPARISON

     The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on December 31, 1996 in each of (1) The General Chemical Group Inc. Common Stock,
(2) the Standard & Poor's Chemical Composite Index, (3) the Standard & Poor's 500 Index, and (4) the Standard & Poor's Small Cap Chemicals Index.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
      THE GENERAL CHEMICAL GROUP INC. COMMON STOCK, THE STANDARD & POOR'S
           CHEMICAL COMPOSITE INDEX, THE STANDARD & POOR'S 500 INDEX,
              AND THE STANDARD & POOR'S SMALL CAP CHEMICALS INDEX
[GRAPH]


                   ASSUMES $100 INVESTED ON DECEMBER 31, 1996
                          ASSUMES DIVIDENDS REINVESTED

                                            12/31/96    12/31/97    12/31/98    12/31/99    12/31/00    12/31/01
                                            --------    --------    --------    --------    --------    --------
General Chemical Group (GCG)..............   100.00      114.07       59.76       42.77       17.34        6.20
S&P Chemical Composite Index..............   100.00      121.66      113.99      133.65      122.42      120.83
S&P 500 Composite Index...................   100.00      133.35      171.46      207.54      188.65      166.24
S&P Small Cap Chemicals Index.............   100.00      103.93       86.82       92.73       72.80       79.26

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     The Company is party to a management agreement with Latona Associates Inc. ("Latona Associates"). Latona Associates is a management advisory company that, since 1995, has provided the Company with strategic management, business and financial advisory services, including guidance and advice relating to financings, security offerings, recapitalization, restructurings, acquisitions and tax and employee benefit matters. Paul M. Montrone, the controlling stockholder and Chairman of the Board of the Company, controls Latona Associates.

     The Company's fee for 2001 was $1.6 million. These annual fees are payable quarterly in advance and are adjusted annually for increases in the U.S. Department of Labor, Bureau of Labor Statistics, Consumer Price Index. In addition, if the Company requests that Latona Associates provide advisory services in connection with any acquisition, business combination or other strategic transaction, the Company will pay Latona Associates additional fees, comparable to those received by investment banking firms for similar services (subject to the approval of a majority of the independent directors).

     While there can be no assurance that the amount of fees paid by the Company to Latona Associates for services does not exceed the amount that the Company would have to pay to obtain similar services from unaffiliated third parties, the Company believes that the employees of Latona Associates have extensive knowledge concerning its business which would be impractical for a third party to obtain. As a result, the Company has not compared the fees payable to Latona Associates with fees that might be charged by third parties for similar services.

     The Company's agreement with Latona Associates extends through 2004. The agreement may be terminated by the Company or Latona Associates if the other party ceases, or threatens to cease, to carry on its business, or commits a material breach of the agreement which is not remedied within 30 days of notice of such breach. The Company may terminate the agreement if Mr. Montrone ceases to hold, directly or indirectly, shares of the Company's capital stock constituting at least 20% of the aggregate voting power of the Company's capital stock.

     During 2001, the Company sold to GenTek Inc., a company controlled by Paul
M. Montrone ("GenTek"), $4 million of soda ash and calcium chloride at market rates.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee of the Board, the Board has appointed Deloitte & Touche LLP as the Company's independent auditors for the 2002 fiscal year and hereby recommends that the stockholders ratify such appointment.

AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that year were $305,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

ALL OTHER FEES

     The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2001 were $314,700; of these fees $202,700 was for tax consulting and compliance services, activity-based costing consultations and other cost studies analyses, and $112,000 was for audit related fees including fees for statutory audits, employee benefit plan audits, accounting consultations and due diligence services.

     The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independent auditors' independence.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire, and to respond to appropriate questions from stockholders.

                SUBMISSION OF PROPOSALS FOR 2003 ANNUAL MEETING

     Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual meetings, consistent with regulations adopted by the SEC and the By-Laws of the Company. Proposals to be considered for inclusion in the proxy statement for the 2003 Annual Meeting of Stockholders must be received by the Company at its principal executive offices not later than December 13, 2002. Proposals to be timely submitted for stockholder action at the Company's 2003 Annual Meeting must be received by the Company at its principal executive offices not less than 30 days nor more than 60 days prior to the 2003 Annual Meeting. Proposals should be directed to the attention of the Secretary, The General Chemical Group Inc., Liberty Lane, Hampton, New Hampshire 03842.

                                 ANNUAL REPORT

     The Annual Report to Stockholders of the Company for the year ended December 31, 2001 and this proxy statement are being mailed together to all stockholders of the Company of record on March 22, 2002, the record date for voting at the Annual Meeting.

                                          By Order of the Board of Directors,

                                          TODD M. DUCHENE
                                          Secretary

April 12, 2002

     THE COMPANY'S 2001 ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE BY WRITTEN REQUEST FROM THE OFFICE OF THE SECRETARY, THE GENERAL CHEMICAL GROUP INC. LIBERTY LANE, HAMPTON, NEW HAMPSHIRE 03842.

     Additional information about the Company can be found at the Company's internet site: http://www.genchem.com

                                    ANNEX I
                        THE GENERAL CHEMICAL GROUP INC.
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

I.  PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the quality and integrity of the Corporation's financial reports; the Corporation's systems of internal controls regarding finance and accounting; and the Corporation's auditing, accounting and financial reporting processes generally. The Audit Committee's primary duties and responsibilities are to:

     - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control systems.

     - Review and appraise the audit efforts of the Corporation's independent accountants and internal accountants.

     - Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section III of this Charter. While the Committee has the responsibilities and duties set forth in this Charter, it is not the Committee's duty (1) to plan or conduct audits, (2) to determine that the Corporation's financial statements are complete and accurate and in accordance with GAAP, which remains the responsibility of the Corporation's management and independent accountants, or (3) to conduct investigations, resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations or the Corporation's Code of Conduct.

II.  COMPOSITION

     The Audit Committee shall be comprised of three or more directors. Subject to the next paragraph, each of the members of the Committee shall be independent directors, free from any relationship that, in the opinion of the Board, may interfere with the exercise of his or her independent judgment as a member of the Committee or independence from management and the Corporation. All members of the Committee shall be financially literate (or must become financially literate within a reasonable period of time after his or her appointment), and at least one member of the Committee shall have accounting or related financial management expertise.

     Notwithstanding the previous paragraph, a person with a business relationship with the Corporation may serve on the Audit Committee if the Board determines in its business judgment that the relationship does not interfere with the person's exercise of independent judgment as a director. In addition, one director who is not a current employee (or an immediate family member of such employee) of the Corporation, but is nonetheless not "independent" for the purposes of the NYSE rules, may be appointed to the Committee, under exceptional and limited circumstances, if the Board of Directors determines that membership on the Committee by the individual is required in the best interests of the Corporation and its shareholders, and the Corporation discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

III.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Audit Committee shall:

  Review Financial Reports

 1. Review and discuss the Corporation's audited financial statements with the Corporation's management.

 2. Review with management and the independent accountants the interim financial statements prior to filing the 10-Q and publicly releasing quarterly earnings, including the results of the independent accountants' review of the quarterly financial statements. The Chair of the Committee may represent the entire Committee for purposes of this review.

  Independent Accountants

 3. Review and recommend to the Board of Directors the engagement of independent accountants, including approval of their fee and the scope and timing of their audit of the Corporation's financial statements.

 4. Review the experience and qualifications of the senior members of the independent accountants' team and the quality control procedures of the independent accountants.

 5. Review, with the independent accountants, the accountants' report on the Corporation's financial statement.

 6. Evaluate the performance of the independent accountants; where appropriate recommend that the Board of Directors replace the independent accountants and approve any proposed discharge of the independent accountants.

 7. On an annual basis, obtain from the Corporation's independent accountants written disclosure delineating all relationships between such accountant and the Corporation and its affiliates, including the written disclosure and letter required by ISB Standard No. 1, as it may be modified or supplemented.

 8. From time to time, as appropriate, actively engage the Corporation's independent accountants in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of such accountants and recommend to the Board of Directors appropriate action in response to the outside auditors' report to satisfy itself of the auditors' independence.

 9. Inform the independent accountants that it is ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the shareholders.

10. Periodically discuss with the independent accountants out of the presence of management the Corporation's internal controls, including their recommendations, if any, for improvements in the Corporation's internal controls and the implementation of such recommendations, the fullness and accuracy of the Corporation's financial statement and certain other matters required to be discussed by SAS 61*, as it may be modified, and information that would be required to be disclosed by GAAS.

  Reviewing and Improving Processes

11. Review, with the independent accountants, any internal auditors and the Company's management, policies and procedures with respect to internal auditing and financial and accounting controls.

---------------

* SAS 61 requires independent auditors to communicate certain matters related to the conduct of an audit to those who have responsibility for oversight of the financial reporting process, specifically the audit committee. Among the matters to be communicated to the audit committee are: (1) methods used to account for significant unusual transactions; (2) the effect of authoritative guidance or consensus; (3) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (4) disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

12. As part of its job to foster open communication, the Committee should meet at least annually with the Corporation's management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed confidentially.

13. In consultation with the independent accountants, review the integrity and quality of the organization's financial reporting processes, both internal and external, and the independent accountant's perception of the Corporation's financial and accounting personnel.

14. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied and significant judgments affecting its financial reporting.

15. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

16. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

17. Consider and recommend to the Board of Directors, if appropriate, major changes to the Corporation's financial reporting, auditing and accounting principles and practices as suggested by the independent accountants or management.

  Other

18. State in the Audit Committee's Report in the Corporation's Annual Proxy Statement whether, based on the review and discussions referred to in items 1, 6, 7 and 9 above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year.

19. Review and, if appropriate, recommend updates of this Charter annually.

20. Perform any other activities consistent with this Charter, the Corporation's By-laws and applicable law, as the Committee or the Board deems necessary or appropriate.

                         THE GENERAL CHEMICAL GROUP INC.
                           ANNUAL MEETING, MAY 8, 2002


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


         Messrs. Paul M. Meister, Todd M. DuChene and John Sanford each with power of substitution, are hereby authorized to vote all shares of common stock of The General Chemical Group Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of The General Chemical Group Inc. to be held on Wednesday, May 8, 2002, and at any adjournments, as specified on the reverse side.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

     (Please Mark This Proxy and Sign and Date It on the Reverse Side Hereon
                    and Return It in the Enclosed Envelope.)

                            * FOLD AND DETACH HERE *

                                                Please mark
                                                your votes as
                                                indicated in              |X|
                                                this example

1. Election of Directors with terms expiring at the Annual Meeting in 2003.

                     FOR all nominees                       WITHHOLD
                      listed at right                       AUTHORITY
                     (except as marked              to vote for all nominees
                     to the contrary)                    listed at right
                     ----------------                    ---------------

                            |_|                                |_|

Nominees:      Paul M. Montrone, Paul M. Meister, Philip E. Beekman,
               John M. Kehoe, Jr., Gerald J. Lewis and Joseph M. Volpe

(Instructions: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below.)

______________________________________________________________________________


2. Ratify the appointment of Deloitte & Touche LLP as independent public auditors of the Company for the current fiscal year.

                            FOR                 AGAINST               ABSTAIN
                            ---                 -------               -------

                            |_|                   |_|                   |_|

3. In their discretion, on such other business as may properly come before the meeting.

A MAJORITY (OR IF ONLY ONE, THEN THAT ONE) OF THE ABOVE PERSONS OR THEIR SUBSTITUTES WHO SHALL BE PRESENT AND ACTING AT THE MEETING SHALL HAVE THE POWERS CONFERRED HEREBY.

Dated:                              , 2002
         ---------------------------


-------------------------------------------------------------------
                                    SIGNATURE

-------------------------------------------------------------------
                                    SIGNATURE


Signature of Stockholder(s) - please sign name exactly as imprinted (do not print). Please indicate any change of address.

NOTE: Executors, administrators, trustees and others signing in a representative capacity should indicate the capacity in which they sign. If shares are held jointly, EACH holder should sign.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY.

                             *FOLD AND DETACH HERE *